UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012 (January 20, 2012)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300

South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective January 20, 2012, Threshold Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the At Market Issuance Sales Agreement (the “Agreement”), dated October 29, 2010, between the Company and MLV & Co., LLC, formerly McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which the Company may issue and sell shares of its common stock from time to time through MLV as its sales agent.

The First Amendment amends the Agreement to increase the aggregate offering price of the Company’s common stock that may be sold pursuant to the Agreement from $15,000,000 to $17,578,960 and to provide that those shares of common stock shall be sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-174844), which was declared effective by the Securities and Exchange Commission on July 7, 2011.

The foregoing description of the First Amendment is only a summary and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and to the Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 29, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to At Market Issuance Sales Agreement, dated January 20, 2012 by and between Threshold Pharmaceuticals, Inc. and MLV & Co., LLC (f/k/a McNicoll, Lewis & Vlak LLC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.
Dated: January 20, 2012

	By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Senior Director, Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to At Market Issuance Sales Agreement, dated January 20, 2012 by and between Threshold Pharmaceuticals, Inc. and MLV & Co., LLC (f/k/a McNicoll, Lewis & Vlak LLC).